EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the balance sheets of Periscope GmbH (the “Company”) and the related consolidated statements of operations, for the twelve months period ended December 31, 2015 and for the period April 01, 2014 to December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2015 and from April 01, 2014 to December 31, 2014 and the results of its operations for the period then ended in conformity with accounting principles generally accepted in the United States of America.

/s/Bharat Parikh & Associates >

Bharat Parikh & Associates

4940, McDermott Road,

Plano, TX 75024, USA

August 13, 2016

Periscope GmbH i.l., Paderborn

Balance Sheet as of December 31, 2015 and December 31, 2014

	December 31, 2015	December 31, 2014
Assets
Current assets
Cash-on-hand and bank balances	3,294,650	6,068,241
Inventories
1. Raw materials and supplies	2,257,091	9,469,536
2. Work in process	858,996	2,729,805
3. Finished goods and merchandise	748,294	533,764
4. Advance payments	1,168,248	-
Receivables and other assets
1. Trade accounts receivable	2,380,953	397,623
2. Receivables from affiliated companies	12,318	10,482
3. Other assets	2,228,735	3,725,257
Prepaid expenses	86,215	68,628
Difference amount on assets side from asset-offsetting	-	12,239
	13,035,500	23,015,575
Non-current assets
Intangible fixed assets	1	2,610,953
1. Purchased concessions, industrial and similar rights and assets and licences in such rights and assets	-	-
2. Customer base	1	10,044,856
Tangible fixed assets		-
1. Technical equipment and machinery	1,018,968	2,277,424
2. Other equipment, plant and office equipment	131,645	531,098
3. Advance payments and assets under construction	-	103,297
Financial assets
1. Shares in affiliated companies	111,424	110,726
	1,262,039	$15,678,354

Total Assets	$14,297,539	$38,693,929

Liabilities and Equity
Liabilities
1. Trade accounts payable	10,965,659	7,362,183
2. Payables due to affiliated companies	120,991	119,880
3. Other liabilities	4,844,553	5,616,122
	15,931,203	13,098,185
Provisions
1. Provisions for pensions and similar obligations	16,551,747	11,300,412
2. Other provisions	9,392,984	3,439,499
	25,944,731	14,739,911
Equity
1. Subscribed capital	2,117,055	2,103,789
2. Capital reserves	46,062,665	45,774,029
3. Retained Earnings	(75,758,115)	(37,021,985)
	(27,578,395)	10,855,833

Total Liabilities and Equity	$14,297,539	$38,693,929

Periscope GmbH i.1., Paderborn

Income Statement

For the period from January 1, 2015 to December 31, 2015

And April 1, 2014 to December 31, 2015

	January 1, 2015	April 1, 2014
	to	to
	December 31, 2015	December 31, 2014
Revenues
Total revenues	$88,752,850	$78,332,566

Cost of revenues
Total cost of revenues	60,857,324	55,990,481
Gross profit	27,895,526	22,342,085

Operating expenses
Selling, general and administrative	35,299,027	32,226,667
Total operating expenses	35,299,027	32,226,667
Operating income/(loss)	(7,403,501)	(9,884,582)

Other income (expenses)
Interest and financing costs	(900,436)	(346,266)
Interest and other income, net	-	13,326
Total other income, net	(900,436)	(332,940)

Extraordinary income	-	43,410,913
Extraordinary expenses	(30,054,253)	(66,496,778)
Total extraordinary expense, net	(30,054,253)	(23,085,865)

Income/(loss) before income taxes	(38,358,190)	(33,303,387)
Income tax benefit/(expense), net	-	-
Net income/(loss) applicable to common stockholders	$(38,358,190)	$(33,303,387)

Periscope GmbH i.I, Paderborn

Notes to the financial statements for the fiscal year 2015

1.	Basis of presentation and critical accounting policies

Basis of Presentation and Use of Estimates

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The accompanying consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Fiscal Year-End

The financial year is the calendar year. The comparative information is a short fiscal year from April 1 to December 31, 2014.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

2.	Accounting and valuation methods

Following accounting and valuation methods were influential for the preparation of annual financial statements.

Assets

Purchased intangible assets and tangible assets are carried at amortized cost with liquidation values based on an expert opinion.

The financial asset is valued at acquisition cost. Depreciation to a lower fair value were not necessary.

We value our inventories at the lower of cost or market. We write down inventory balances for estimated obsolescence or unmarketable inventory equal to the difference between the cost of the inventory and the estimated market value based upon assumptions about future demand and market conditions.

Receivables and other assets as well as cash-in-hand and credit balances at banks are reported in the balance sheet at their nominal values. Existing default risks are accounted for by appropriate individual value adjustments.

Receivables in foreign currency, whose residual maturity is not more than one year, are evaluated with the spot exchange rate on the balance sheet date.

Under active accruals and deferred income the expenses were recorded, which led to expense in certain time period after the balance sheet date until the insolvency proceedings.

Deferred taxes are basically identified for temporary differences between commercial and tax valuation rates of assets, liabilities, accruals and deferred income, taking into account the loss carry forward. The income tax rate includes corporation and trade tax.

Liabilities

The evaluation of the share capital and the capital reserve is carried out at the nominal value.

Other provisions are assessed at the amount repayable, which is necessary according to sound business judgment in order to cover all risks from uncertain liabilities already identifiable on the balance sheet date.

Other provisions with a residual term of more than one year are discounted with adequate periodical interest rates, which have been disclosed by the German Federal bank. Within exclusion of the "going concern" premise, provisions were recognized for required structural measures, pending losses from ongoing obligations.

Liabilities are recognized at the settlement amount.

Liabilities in foreign currency, whose residual term is not more than one year are evaluated with the spot exchange rate on the balance sheet date. All other foreign currency liabilities are evaluated with their exchange rate at the time the invoice or the lower spot exchange rate on the balance sheet date.

3.	Notes on the balance sheet

Fixed assets

The development of individual items of fixed assets is presented under information on amortization of the fiscal year in the asset history sheet.

Due to the valuation of fixed assets at liquidation values, impairment losses amounting to $11,227,650 were incurred.

Affiliated companies

Streifenbild NTN GmbH i. L. is considered as affiliated company on the balance sheet date.

Current assets

All receivables and other assets have a residual term of up to one year as in case of previous year.

Accruals and deferred income

Under active accruals and deferred income the expenses are shown before the balance sheet date, insofar as they represent expenses for certain time period after this date. Essentially, it is related to pay in advance insurance contributions. In the determination the elimination of the "going concern" premise has been taken into account.

Equity capital

The sole shareholder is 4k ND GmbH, Munich. The paid-in capital of the company is $2,117,055.

Provisions

Pension provisions cover the pension obligations towards former and current employees. Obligations are secured partially by assets, which are invested in Flextronics Trustee e.V. [registered association] on the basis of trust within the framework on Contractual Trust Arrangements. The invested assets serve exclusively for fulfillment of pension obligations and are protected from access by other creditors. They were offset with the underlying obligations. These mainly relate to shares in special funds, to a lesser extent to balance at banks. The fair value of assets mentioned in the following table was derived from market prices of fun assets on the reporting date.

	31.12.2015	Previous year
	USD	USD
Settlement value of pensions	32,862,874	31,179,979
Less fair value of invested assets	16,311,127	19,879,567
Net worth of pensions	16,551,747	11,300,412

Other provisions amount $9,357,300 mainly expenses related to restructuring measures and for anticipated losses under contracts that have been recognized as part of the accounting under renunciation of the "going concern" premise. Incidentally expenses for outstanding vacation, time account balances of employees, warranties and expenses for outstanding invoices were excluded.

Liabilities

All liabilities as in the previous year are due within one year and are partially secured with retention of title.

The liabilities to affiliated companies amounted to $120,990 (previous year: $119,880) and refer to a loan from the subsidiary image strips NTN GmbH I.L.

Other liabilities include repayment obligations from received customer loans to finance inventories of $951,270, payable in respect of social security of $1,264,290 (previous year: $826,950), wage liabilities of $1,822,023 and liabilities from claims on capital, pension payments under the pension insurance $806,970 .

Also they include tax liabilities in the amount of $639,393 (previous year: $1,341,910), of which $434,033 relating payable wage and church tax and $ 205,361 relating to VAT.

Contingencies

On the balance sheet date, no liabilities from contingencies existed.

Other financial obligations

As part of leasing agreements for motor vehicles and machinery as well as leasing agreements for buildings, at present consist of the obligations in the amount of $1,062,270, which are due within one year and $2,105,670, which are due within two to five years.

On the basis of accounting under renunciation of the "going concern" premise, the impending losses were to be formed from ongoing obligations; these were recorded under other provisions. These mainly relate to building rentals of $253,080.

4.	Notes to the statement of profit and loss

Sales

According to geographical aspects, sales are divided as follows:

	2015	Previous year
	USD	USD
Inland	38,923,512	50,199,000
Overseas	49,829,338	28,075,064
	88,752,850	78,332,565

Divided by lines of business, following is the breakdown of sales:

Sales by segment	2015	Previous year
	USD	USD
Automotive	26,750,225	27,309,235
Industrial	47,481,139	38,485,545
Infrastructure	13,114,830	11,341,177
Other	1,406,656	1,196,607
	88,752,850	78,332,565

Other operating income

Other operating income mainly consists of income from foreign currency translation of $947,940 (previous year: $452,880), insurance refunds of $3,330 as well as $607,170 from the reversal of warranty provisions.

Personnel expenses

Of the personnel expenses, $ 17,863,230 (Previous Year: 14,038,418) is allotted to wages and salaries, $4,338,990 on social contributions, of which $1,025,640 (Previous Year: $912,420) on expenses for pensions.

Other operating expenses

Other operating expenses primarily relate to management levies, shipping costs, rents and leasing installments, software expenses, setting in specific allowances and losses on the disposal of fixed assets. Expenses from foreign currency translation arose in the amount is NIL (previous year: $ 458,430). Period expenses resulted with $208,680 from the irrecoverable bad debts from previous years.

Other interest and similar income

The interest and similar income is 0 (previous year: $13,326) are attributable to affiliated companies.

Interest and similar expenses

The interest and similar expenses is 0 (previous year: $77,700) are attributable to affiliated companies. In the interest income covered are the expenses from accumulation of pensions and long-term personnel provisions in the amount of $ 441,780 (previous year: $75,480). The effect of the interest rate adjustment date on the interest rate due to the elimination of the "going concern" premise (using the lower market interest rate of 2% a year instead of the average interest rate) is described in the extraordinary result.

Extraordinary result

Included in the extraordinary result are:

-	Write-downs due to the change in valuation of fixed assets at liquidation values of $11,227,650.

-	Depreciation of inventories in the amount of $6,604,500.

-	Restructuring costs in the personnel area for personnel reduction in the amount of $4,828,500. This increase value was taken into consideration in the period of time up to the preparation of financial statements.

-	Effects of the adjustment of pension provisions due to the excluding "going-concern" premise of $6,995,220. These relate to the adaptation of the obligation to the projected benefit obligation and the interest rate adjustment.

-	Provisions and current expenses for legal and settlement costs including potential losses from floating tenancies of $8,136,300.

Taxes on income

Taxes on income and earnings are not incurred, Deferred taxes are not included in the tax expense.

5.	Other information

About the company's assets, on 24 May 2016 insolvency proceedings were opened by its own administration. The application was presented on 26 November, 2015.

Employee

The average number of employees during the fiscal year was 346 (previous year: 369). Of these, an average of six trainees (previous year: 5)

Management board

Management is carried out by:

-	Markus Roschel, Master of Business Administration, Sasbachwalden (from 16 June 2014 to 27 May 2015)

-	Heinrich Ollendiek, MBA-salesperson, Friedrichsdorf (5 August 2014)

-	Dr. Jasper Stahlschmidt, Lawyer, Dusseldorf (from 26 November 2015)

As solicitor the lawyer Mrs. Sandra Bitter is engaged on the 26th of November 2015.

Pension obligations for former managing directors and their surviving dependents

Value PV

The pension obligations to former managing directors and their remaining amounts to the closing December 31, 2015 were $1,968,030.

Paderborn, 13th August 2016